UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ABEONA THERAPEUTICS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ABEONA THERAPEUTICS INC.

6555 Carnegie Ave., 4th Floor

Cleveland, OH 44103

646-813-4701

April 9, 2025

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Abeona Therapeutics Inc. (the “Company”) to be held virtually on Monday, May 19, 2025 at 9:00 a.m., Eastern Time. Our Annual Meeting will be held in a virtual format only. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via a live webcast through the link www.virtualshareholdermeeting.com/ABEO2025.

The Notice of Annual Meeting and the proxy statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Annual Meeting. Please carefully review the information contained in the proxy statement.

IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. YOU MAY VIRTUALLY ATTEND THE ANNUAL MEETING BY VISITING WWW.VIRTUALSHAREHOLDERMEETING.COM/ABEO2025 ON THE MEETING DATE. IF YOU VIRTUALLY ATTEND THE ANNUAL MEETING AND WISH TO VOTE AT THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE DURING THE ANNUAL MEETING. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE, OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.

Sincerely,

/s/ Vishwas Seshadri

Vishwas Seshadri

President and Chief Executive Officer

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ABEONA THERAPEUTICS INC.

6555 Carnegie Ave., 4th Floor

Cleveland, OH 44103

646-813-4701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Monday, May 19, 2025

PLEASE TAKE NOTICE that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Abeona Therapeutics Inc. (the “Company”) will be held virtually over the Internet on Monday, May 19, 2025, at 9:00 a.m., Eastern Time, for the following purposes:

1.	To elect Mark J. Alvino, Faith L. Charles, and Donald A. Wuchterl as Class 3 directors to hold office for a term of three years and until their successors are elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the Annual Meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof. The Board of Directors has fixed the close of business on Monday, March 24, 2025 (the “Record Date”), as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at our offices during normal business hours, during the 10 days prior to the Annual Meeting as well as during the Annual Meeting at www.virtualshareholdermeeting.com/ABEO2025.

Information relating to the proposals described above is set forth in the accompanying proxy statement. Please carefully review the proxy statement, which is accompanied by our annual report for the fiscal year ended December 31, 2024. The proxy statement and our Annual Report are available at www.proxyvote.com.

Stockholders are invited to attend the Annual Meeting to be held virtually over the Internet on Monday, May 19, 2025 at 9:00 a.m., Eastern Time. YOUR VOTE IS IMPORTANT. If you do not expect to virtually attend the Annual Meeting, or if you do plan to virtually attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies will also be accepted as follows: (1) via the Internet by accessing www.proxyvote.com and following the on-screen instructions or scanning the QR code on the proxy card with your smartphone; (2) by calling toll-free at 1-800-690-6903 from any touch-tone telephone and following the instructions; (3) by signing, dating and returning your proxy card in the prepaid enclosed envelope and (4) by attending the virtual Annual Meeting at www.virtualshareholdermeeting.com/ABEO2025. You should have your proxy card available in front of you when you log onto the Internet or call. You can vote online or by phone until 11:59 p.m. Eastern Time the day before the Annual Meeting.

By Order of the Board of Directors,

/s/ Vishwas Seshadri

Vishwas Seshadri

President and Chief Executive Officer

Cleveland, OH

April 9, 2025

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information that you should consider, and you should review all of the information contained in this proxy statement before voting.

Annual Meeting of Stockholders

Date:	May 19, 2025

Time:	9:00 a.m. Eastern Time

Location:	Online only at www.virtualshareholdermeeting.com/ABEO2025. Stockholders will not be able to attend the Annual Meeting in person.

Record Date:	March 24, 2025

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote.

Proposals and Voting Recommendations

Proposal No.	Proposal	Board Recommendation
1	To elect Mark J. Alvino, Faith L. Charles, and Donald A. Wuchterl as Class 3 Directors to hold office for a term of three years and until their successors are elected and qualified	FOR EACH NOMINEE

2	To approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR

3	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR

Voting Methods

You can vote in one of four ways:

●	Visit www.proxyvote.com to vote VIA THE INTERNET

●	Call toll-free at 1-800-690-6903 and follow the instructions to vote VIA TELEPHONE

●	Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL

●	Attend the virtual meeting at www.virtualshareholdermeeting.com/ABEO2025 to vote AT THE ANNUAL MEETING

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ABEONA THERAPEUTICS INC.

6555 Carnegie Ave., 4th Floor

Cleveland, OH 44103

(646) 813-4701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, May 19, 2025

This proxy statement is furnished by Abeona Therapeutics Inc., a Delaware corporation (“we,” “us,” “Abeona” or the “Company”), to holders of its common stock, par value $0.01 per share (“Common Stock”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”), and at any and all adjournments or postponements thereof. This proxy statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about April 9, 2025. Our mailing address and the location of our principal executive offices is 6555 Carnegie Ave., 4th Floor, Cleveland, OH 44103. Our telephone number is (646) 813-4701. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”), which accompanies this proxy statement.

We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting, including the ability to vote. Detailed instructions on how to vote and submit your questions at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/ABEO2025.

All shares of Common Stock represented by properly executed proxies or voting instruction forms will be voted at the Annual Meeting in accordance with the directions marked on the proxies or voting instruction forms, unless such proxies or voting instruction forms have previously been revoked. If no directions are indicated on such proxies or voting instruction forms, they will be voted FOR EACH NOMINEE in Proposal 1 – the election of each nominee named under Election of Directors; FOR Proposal 2 – to approve, on an advisory basis, the compensation of the Company’s named executive officers; and FOR Proposal 3 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company not later than the day prior to the Annual Meeting), or, if a stockholder is virtually present at the Annual Meeting, he or she may elect to revoke his or her proxy and request the right to vote his or her shares personally.

If your shares of Common Stock are registered directly in your name with our transfer agent, Odyssey Transfer and Trust Company, you are considered a “stockholder of record” or a “registered stockholder” of those shares. You should follow the instructions on the Notice of Annual Meeting to ensure that your vote is counted. Alternatively, you may attend virtually and vote at the Annual Meeting.

If your shares are held in an account at a bank, brokerage firm, or other similar organization (which we refer to as a “broker”), then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account. As a beneficial owner, you will have to direct your broker on how to vote the shares held in your account in accordance with your broker’s requirements.

At the close of business on March 24, 2025, the record date for the Annual Meeting (the “Record Date”), the number of issued and outstanding shares of our Common Stock entitled to vote was 48,799,864. Each share of Common Stock entitles its holder to one vote with respect to all matters submitted to stockholders for a vote at the Annual Meeting. Consistent with the Company’s amended and restated bylaws (the “Bylaws”), uncontested director elections proceed by majority voting. In an uncontested election, a nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

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A complete list of Company stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices during normal business hours, at least 10 days prior to the Annual Meeting and during the Annual Meeting at www.virtualshareholdermeeting.com/ABEO2025. According to our Bylaws, the presence, through virtual attendance or by proxy, of the holders of one-third of the shares of Common Stock outstanding and entitled to vote constitutes a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present.

A broker non-vote occurs when brokers, who hold their clients’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters but not others. This would occur when brokers have not received any instructions from their clients, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which include the ratification of the appointment of an independent registered public accounting firm, but not on “non-routine” matters, such as the election of directors.

For Proposal 1, the directors will be elected upon the affirmative vote of a majority of the votes cast. For Proposal 1, stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 1.

Proposal 2, to approve, on an advisory basis, the compensation of the Company’s named executive officers, will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on such proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 2.

Proposal 3, the ratification of Deloitte & Touche LLP as our independent public accountant, will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on such proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” such proposal. Brokers may vote on Proposal 3 absent instructions from the beneficial owner.

The Board is not aware of any matters that will be brought before the Annual Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to make available the Notice of Annual Meeting, this proxy statement, the accompanying form of proxy and our annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) to beneficial owners and will reimburse them for their expenses in forwarding these materials. We expect to solicit proxies primarily by mail, but our directors, officers and employees may also solicit in person, by telephone or email, on behalf of the Board without additional compensation.

Stockholders of record as of the Record Date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/ABEO2025 and following the instructions provided on their proxy card, vote instruction card or “Important Notice Regarding the Availability of Proxy Materials.” To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.” If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.

The virtual Annual Meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.

This proxy statement should be read together with our Annual Report, including the financial statements and management’s discussion and analysis of financial condition and results of operations contained therein.

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CORPORATE GOVERNANCE MATTERS

Pursuant to the Delaware General Corporation Law and our Bylaws, our business, property and affairs are managed by or under the direction of our Board. Members of the Board are kept informed of our business through discussions with our senior management, including our Chief Executive Officer, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board is currently comprised of nine directors. The Board meets during our fiscal year to review significant developments affecting us and to act on matters requiring Board approval.

The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee; corporate governance guidelines; a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.abeonatherapeutics.com under the heading “Investors & Media—Corporate Governance—Governance Documents,” and a copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 6555 Carnegie Ave., 4th Floor, Cleveland, OH 44103.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Abeona Therapeutics Inc., Board of Directors, c/o Corporate Secretary, 6555 Carnegie Ave., 4th Floor, Cleveland, OH 44103. Stockholders also may send communications via email to IR@abeonatherapeutics.com with the notation “Attention: Corporate Secretary” in the subject field. All communications will be reviewed by the Corporate Secretary of the Company, who will determine whether such communications are relevant and for a proper purpose and appropriate for Board review and, if applicable, will submit such communications to the Board on a periodic basis.

Director Independence

We are listed on the Nasdaq Capital Market (“Nasdaq”) and are subject to the Nasdaq rules and regulations governing director independence. The Board has determined that each of Leila Alland, M.D., Mark J. Alvino, Michael Amoroso, Faith L. Charles, Eric Crombez, M.D., Christine Silverstein, Donald A. Wuchterl and Bernhardt G. Zeiher are independent under applicable Nasdaq rules.

Board Leadership Structure

The Board has no set policy with respect to the separation of the roles of Chairman of the Board and principal executive officer. Michael Amoroso currently serves as our Chairman of the Board and Vishwas Seshadri as Chief Executive Officer (principal executive officer). Our Board currently does not have a lead independent director.

Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. We believe this leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer and the independent directors. Of the current members of our Board, eight are independent from management.

Board of Directors’ Role in Risk Oversight

The Board is responsible for overseeing our management and operations, including overseeing our risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. We perform a risk review on a regular basis wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer-term horizon. From this risk assessment, plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for its consideration and review. In addition, members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees (including executive officers) and directors. The Code is available on our website at www.abeonatherapeutics.com under the heading “Investors & Media—Corporate Governance—Governance Documents.” We intend to satisfy any disclosure requirements under applicable SEC or Nasdaq rules regarding any waiver of a provision of the Code applicable to any executive officer or director, by posting such information on such website. We shall provide to any person without charge, upon request, a copy of the Code. Any such request must be made in writing to Abeona Therapeutics Inc., c/o Investor Relations, 6555 Carnegie Ave., 4th Floor, Cleveland, OH 44103.

Under our insider trading policy, directors, executive officers and employees generally may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions; hold Company stock in a margin account; or pledge Company stock as collateral for a loan.

Officers and Directors

Our current directors and executive officers are as follows:

Name	Age	Title	Term of Office
Michael Amoroso	47	Chairman of the Board	Since March 2021
Leila Alland, M.D.	62	Director	Since April 2021
Mark J. Alvino	57	Director	Since March 2021
Faith L. Charles	63	Director	Since March 2021
Eric Crombez, M.D.	52	Director	Since August 2024
Christine Silverstein	42	Director	Since March 2020
Donald A. Wuchterl	55	Director	Since April 2021
Vishwas Seshadri, Ph.D. .	49	President, Chief Executive Officer, Director	Since October 2021
Joseph Vazzano	41	Chief Financial Officer	Since March 2022
Brendan O’Malley, Ph.D.	56	General Counsel	Since September 2021
Bernhardt G. Zeiher, M.D.	61	Director	Since August 2024

Our Certificate of Incorporation and Bylaws presently provide that our Board shall consist of three to 15 members, divided into three staggered classes as nearly equal in number as possible. The Board is currently comprised of nine directors. Our directors serve for a term of three years and until the respective election and qualification of their successors. Pursuant to our Bylaws, the Board selects our Chairman of the Board and our executive officers. Each of our executive officers is selected by the Board for a term of one year or until the executive officer’s successor is duly elected and qualified or until such executive officer’s resignation or removal. There is no family relationship among any of our directors or executive officers.

Committees of the Board of Directors

The Board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees of the Board acts pursuant to a separate written charter adopted by the Board, each of which is available on our website at www.abeonatherapeutics.com under “Investors & Media—Corporate Governance—Governance Documents.”

The Audit Committee is currently comprised of Mark J. Alvino (Chair), Leila Alland, M.D. and Donald A. Wuchterl. The Board has determined that Mr. Alvino qualifies as an “audit committee financial expert,” under applicable SEC rules and regulations. The Audit Committee’s responsibilities and duties are, among other things, to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. The Board has determined that Mr. Alvino, Dr. Alland and Mr. Wuchterl are independent under applicable SEC and Nasdaq rules and regulations.

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The Compensation Committee is currently comprised of Mark J. Alvino (Chair), Leila Alland, M.D. and Faith L. Charles. All committee members are non-employee directors under applicable SEC rules and are independent under applicable SEC and Nasdaq rules and regulations.

The Nominating and Corporate Governance Committee is currently comprised of Faith L. Charles (Chair), Leila Alland, M.D. and Donald A. Wuchterl. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing our corporate governance guidelines. All Nominating and Corporate Governance Committee members also are independent under applicable SEC and Nasdaq rules and regulations.

Meetings Attendance

The Board held 14 meetings during the 2024 fiscal year. Each director attended 85% or more of the Board meetings and meetings of committees of which he or she was a member that were held during the period of his or her service as a director in 2024.

The Audit Committee held four meetings during the 2024 fiscal year, and all members were present at each meeting. The Compensation Committee held one meeting during the 2024 fiscal year, and all members were present. The Nominating and Corporate Governance Committee held four meetings during the 2024 fiscal year, and all members were present. Five of the directors then currently serving as director attended the 2024 annual meeting of stockholders. Although we currently do not require directors to attend annual stockholder meetings, we do encourage directors to do so and welcome their attendance.

Delinquent Section 16(a) Reports

During the 2024 fiscal year, one Form 4 for Mr. Alvino and two Form 4s for Mr. O’Malley were not timely filed, in each case, with respect to one transaction identified therein.

Director and Executive Compensation Governance Principles

The Company has adopted certain governance principles related to director and executive compensation as follows:

●	On an annual basis, the Compensation Committee selects and retains an independent compensation consultant to compare the Company’s executive compensation levels, policies, practices and procedures to a set of peer companies selected by the Compensation Committee with input from the independent consultant. The independent consultant prepares and submits to the Compensation Committee a report summarizing this comparative study and its recommendations relating to executive compensation. The Company’s executive officers play no substantive role in the selection or dismissal of the independent consultant.

●	On an annual basis, qualified experts in the field present recent developments and best practices concerning executive compensation to the Compensation Committee.

●	On an annual basis, the proposed compensation package for non-employee directors must be recommended by the Compensation Committee to the Board following the receipt of a report from an independent consultant analyzing the non-employee director compensation package of the Company’s peer companies.

Outside Compensation Consultant

For 2024, the Compensation Committee engaged Radford Inc. (“Radford”) as an independent compensation consultant to provide certain services related to executive and non-employee director compensation. Radford assisted with the Compensation Committee’s review of the Company’s annual salary, bonus and equity compensation plans for executive officers and annual cash and equity compensation for non-employee directors. Radford does not provide any other services to the Company unless approved by the Compensation Committee, and no such services were provided in 2024. After considering the relevant factors, the Company determined that no conflicts of interest have been raised in connection with the services Radford performed for the Compensation Committee in 2024.

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AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2024 year-end financial statements with management and with Deloitte & Touche LLP, our independent registered public accounting firm during the fiscal year ended December 31, 2024. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 61, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the PCAOB. The Audit Committee also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for the audit. The Audit Committee met with Deloitte & Touche LLP to discuss the results of their audit and reviews, their evaluations of the Company and its personnel, our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2024 year-end financial statements be included in our Annual Report, for filing with the SEC.

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates it by reference into such future filings.

AUDIT COMMITTEE

Mark J. Alvino, Chairman

Leila Alland, M.D.

Donald A. Wuchterl

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COMPENSATION OF DIRECTORS

Compensation for Board Service in 2024. Each director who is not also an Abeona employee is entitled to receive an annual board fee and an annual committee fee for their service on each Board committee. These fees are paid in cash quarterly. In addition, we reimburse each director, whether an employee or not, for the expense of attending Board and committee meetings. There were no additional fees paid for service as a chairperson of a Board committee, with the exception of the Chairman of the Board who receives an additional $30,000 per year for serving as Chairman. During 2024, the annual board fee was $50,000 and the annual committee fee was $7,500 per committee served.

In addition, incumbent non-employee directors were each granted equity awards valued at $181,048 for service on the Board in 2024 consisting of restricted stock. These equity awards vest one year after the date of grant.

Director Compensation Table – 2024

The table below represents the compensation paid to each of our directors who served on the Board during the year ended December 31, 2024, other than Dr. Seshadri, whose compensation as our President and Chief Executive Officer is set forth under “Executive Compensation — Summary Compensation Table” below:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (4)	All Other Compensation ($)	Total ($)
Leila Alland, M.D.	68,750	181,048 (2)	-	249,798
Mark J. Alvino	65,000	181,048 (2)	-	246,048
Michael Amoroso	80,000	181,048 (2)	-	261,048
Faith L. Charles	65,000	181,048 (2)	-	246,048
Eric Crombez, M.D.	19,231	54,999 (3)	-	74,230
Christine Silverstein	53,832	181,048 (2)	-	234,880
Donald A. Wuchterl	65,000	181,048 (2)	-	246,048
Bernhardt G. Zeiher, M.D.	19,780	54,999 (3)	-	74,779

(1)	Amounts shown reflect the annual board fee and annual committee fee(s) earned in 2024. The amount for Dr. Alland includes a pro-rated committee fee of $3,750 for her service on the Audit Committee for the period beginning on July 5, 2024 and ending on December 31, 2024, the amounts for Dr. Crombez and Dr. Zeiher, who became directors on August 12, 2024, and August 8, 2024, respectively, represent a pro-rated annual board fee, and the amount for Ms. Silverstein includes a pro-rated fee of $3,832 for her service on the Audit Committee for the period beginning on January 1, 2024 and ending on July 5, 2024.

(2)	Represents the aggregate grant date fair value of 23,611 shares of the Company’s common stock on July 8, 2024, the date the restricted stock awards were granted ($4.80 per share) as reported on Nasdaq and the aggregate grant date fair value of 11,797 shares of the Company’s common stock on August 26, 2024, the date the restricted stock awards were granted ($5.74 per share) as reported on Nasdaq computed in accordance with ASC 718. The stock grant on August 26, 2024 represented the remainder of the 2024 annual grant to the board of directors. This portion of the annual stock grant was withheld until all employees/management were allocated their shares and in order to enable onboarding of two new Board members. Our assumptions in determining fair value are described in Note 11 of Notes to Consolidated Financial Statements in Part II, Item 8 of the Annual Report. Amounts shown do not reflect the compensation actually received by the directors.

(3)	Represents the aggregate grant date fair value of 11,044 shares of the Company’s common stock on August 13, 2024, the date the restricted stock awards were granted ($4.98 per share as reported on Nasdaq), computed in accordance with ASC 718. These directors started on our Board in August 2024 and their stock grant was prorated. Our assumptions in determining fair value are described in Note 11 of Notes to Consolidated Financial Statements in Part II, Item 8 of the Annual Report. Amounts shown do not reflect the compensation actually received by the directors.

(4)	The aggregate number of stock awards outstanding for each continuing director as of December 31, 2024 is (i) 35,408 for Dr. Alland, Mr. Alvino, Ms. Charles, Ms. Silverstein, and Mr. Wuchterl, (ii) 11,044 for Drs. Crombez and Zeiher and (iii) 38,033 for Mr. Amoroso.

8

Certain Relationships and Related Transactions

On occasion we may engage in certain related party transactions. Pursuant to our Audit Committee charter, our policy is that all related party transactions are reviewed and approved by the Audit Committee. There were no related party transactions in 2024.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2024, information about shares of Common Stock outstanding and available for issuance under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2023 Equity Incentive Plan	—	—	5,251,251
2015 Equity Incentive Plan(2)	176,587	$38.64	—
Equity compensation plans not approved by security holders(3)	—	—	584,700
Total	176,587	$38.65	1,015,991

(1)	A total of 2,485,857, 409,268, and 381,436 unvested restricted shares under the Second Amended and Restated 2023 Equity Incentive Plan, 2015 Equity Incentive Plan and 2023 Employment Inducement Equity Incentive Plan, respectively, were excluded from column (a) as those shares are considered issued at the time of grant. Unvested restricted shares were also excluded from column (c) as they are no longer available for future issuance.

(2)	No further grants may be made under the 2015 Equity Incentive Plan.

(3)	On September 28, 2023, the Company adopted the 2023 Employment Inducement Equity Incentive Plan to provide the Company with an ability to grant equity incentive compensation as a material inducement for certain individuals to commence employment with the Company within the meaning of Nasdaq Stock Market Rule 5635(c)(4) and, subject to the adjustment provisions of the 2023 Employment Inducement Equity Incentive Plan, reserved 1,000,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the 2023 Employment Inducement Equity Incentive Plan.

9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has determined beneficial ownership of our Common Stock as of March 24, 2025, in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that the Company include shares of Common Stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of March 24, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)
Directors, Director Nominees, and Named Executive Officers:
Leila Alland, M.D.(3)	158,293	*
Mark J. Alvino(4)	104,362	*
Michael Amoroso(5)	228,134	*
Faith L. Charles(6)	153,759	*
Christine Silverstein(7)	154,087	*
Donald A. Wuchterl(8)	154,539	*
Vishwas Seshadri(9)	1,403,823	2.9%
Brendan O’Malley(10)	405,506	*
Joseph Vazzano(11)	509,041	1.0%
Bernhardt G. Zeiher(12)	47,145	*
Eric Crombez(13)	47,145	*
All Directors, Director Nominees, and Named Executive Officers as a group (consisting of 11 persons)	3,365,834	6.9%
5% Beneficial Owners:
Adage Capital Partners, L.P.(14)	4,210,429	8.6%
Nantahala Capital Management, LLC(15)	4,426,382	9.1%
Suvretta Capital Management, LLC(16)	3,685,503	7.6%

*	Less than 1%

(1)	Includes outstanding shares of Common Stock held plus all shares of Common Stock issuable upon exercise of options, warrants and other rights exercisable within 60 days after March 24, 2025.

(2)	Based upon 48,799,864 shares of Common Stock issued and outstanding as of March 24, 2025.

(3)	Dr. Alland is known to beneficially own an aggregate of 154,366 shares of our Common Stock and presently exercisable options for the purchase of 3,927 shares pursuant to the 2015 Equity Incentive Plan.

(4)	Mr. Alvino is known to beneficially own an aggregate of 100,435 shares of our Common Stock and presently exercisable options for the purchase of 3,927 shares pursuant to the 2015 Equity Incentive Plan.

(5)	Mr. Amoroso is known to beneficially own an aggregate of 180,466 shares of our Common Stock and presently exercisable options for the purchase of 47,668 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(6)	Ms. Charles is known to beneficially own an aggregate of 149,832 shares of our Common Stock and presently exercisable options for the purchase of 3,927 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(7)	Ms. Silverstein is known to beneficially own an aggregate of 133,572 shares of our Common Stock and presently exercisable options for the purchase of 20,515 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(8)	Mr. Wuchterl is known to beneficially own an aggregate of 150,612 shares of our Common Stock and presently exercisable options for the purchase of 3,927 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(9)	Dr. Seshadri is known to beneficially own an aggregate of 1,380,322 shares of our Common Stock and presently exercisable options for the purchase of 23,501 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

10

(10)	Dr. O’Malley is known to beneficially own an aggregate of 388,715 shares of our Common Stock and presently exercisable options for the purchase of 16,791 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(11)	Mr. Vazzano is known to beneficially own an aggregate of 509,041 shares of our Common Stock.

(12)	Dr. Zeiher is known to beneficially own an aggregate of 47,145 shares of our Common Stock.

(13)	Dr. Crombez is known to beneficially own an aggregate of 47,145 shares of our Common Stock.

(14)	Based on information set forth in a Schedule 13G/A filed with the SEC on June 3, 2024 by Adage Capital Management, L.P., Robert Atchinson and Phillip Gross. Adage Capital Management, L.P. (“ACM”), may be deemed to have beneficial ownership of the shares of Common Stock directly held by Adage Capital Partners, L.P. (“ACP”) as the investment manager of ACP. Robert Atchinson and Phillip Gross may be deemed to have beneficial ownership of such shares in their roles as managing director of entities affiliated with ACM. The address of each of the reporting persons above is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(15)	Based on information set forth in a Schedule 13G/A filed with the SEC on November 14, 2024 by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack. Nantahala may be deemed to be the beneficial owner of 4,426,382 shares of our Common Stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Wilmot B. Harkey and Daniel Mack may be deemed to be a beneficial owner of those shares of our Common Stock. The 4,426,382 shares of our Common Stock includes 249,529 shares of our Common Stock which may be acquired by Nantahala within sixty days through the exercise of warrants. Nantahala Capital Management, LLC’s address is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(16)	Based on information set forth in a Schedule 13G filed with the SEC on May 13, 2024 by Suvretta Capital Management, LLC, Averill Master Fund, Ltd. and Aaron Cowen. Suvretta Capital Management, LLC and Aaron Cowen may be deemed to have beneficial ownership of 3,685,503 shares of our Common Stock and Averill Master Fund, Ltd. may be deemed to have beneficial ownership of 3,273,770 shares of our Common Stock. Suvretta Capital Management, LLC’s address is 540 Madison Avenue, 7th Floor, New York, NY 10022. Averill Master Fund, Ltd.’s address is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Aaron Cowen’s address is c/o Suvretta Capital Management, LLC 540 Madison Avenue, 7th Floor, New York, NY 10022.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s Common Stock.

11

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid to:(i) our principal executive officer at the end of fiscal year 2024, Vishwas Seshadri and (ii) our only other executive officers other than our principal executive officer who were serving as an executive officer at the end of fiscal year 2024, Joseph Vazzano and Brendan O’Malley.

Summary Compensation Table

						Non-Equity	All
Name and				Option	Stock	Incentive Plan	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)
Vishwas Seshadri	2024	615,375	533,333	-	2,035,200	309,000	13,800	3,506,708
President and Chief Executive Officer	2023	555,000	533,333	-	1,357,409	388,500	13,200	2,847,442
Joseph Vazzano	2024	456,867	235,333	-	744,960	183,039	13,800	1,633,999
Chief Financial Officer	2023	440,000	235,333	-	571,889	232,320	13,200	1,492,742
Brendan O’Malley	2024	438,177	150,000	-	492,907	175,552	13,800	1,270,436
General Counsel	2023	422,000	150,000	-	366,335	217,752	13,200	1,169,287

(1)	Reflects cash retention bonuses paid on June 23, 2023 and June 23, 2024. These retention bonuses were to make up for the shortfall in equity that was granted as compared to the recommended market amount to be granted.

(2)	Reflects aggregate grant date fair value for the fiscal years presented, computed in accordance with ASC 718, in respect of restricted stock awards. Our assumptions in determining fair value are described in Note 11 of Notes to Consolidated Financial Statements in Part II, Item 8 of the Annual Report. Amounts shown do not reflect the compensation actually received by the named executive officers.

(3)	Amounts shown reflect target-based cash incentive bonuses earned with respect to the fiscal years presented.

(4)	Represents employer matching contributions to the Company’s 401(k) Defined Contribution Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the aggregate number of option and stock awards held by our named executive officers (“NEOs”) as of December 31, 2024.

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		Option Awards					Stock Awards
		Number of	Number of				Number of		Market Value
		Securities	Securities				Shares or		of Shares or
		Underlying	Underlying				Units		Units of
		Unexercised	Unexercised		Option		of Stock		Stock
		Options	Options		Exercise	Option	That Have		That Have
	Grant	(#)	(#)		Price	Expiration	Not Vested		Not Vested
Name	Date	Exercisable	Unexercisable		($)	Date	(#)		($)(1)
	7/8/2024	-	-		$-	-	424,000	(3)	$2,361,680
	6/5/2023	-	-		$-	-	224,551	(3)	$1,250,747
Vishwas	9/28/2022	-	-		$-	-	77,600	(3)	$432,232
Seshadri	10/15/2021	9,500	2,500	(2)	$22.75	10/15/2031	500	(3)	$2,785
	6/1/2021	14,000	2,000	(2)	$42.75	6/1/2031	2,000	(3)	$11,140
	7/8/2024	-	-		$-	-	155,200	(4)	$864,464
	6/5/2023	-	-		$-	-	94,605	(4)	$526,952
Joseph	9/28/2022	-	-		$-	-	36,375	(4)	$202,609
Vazzano	7/21/2022	-	-		$-	-	6,000	(4)	$33,420
	3/14/2022	-	-		$-	-	4,000	(4)	$22,280
	7/8/2024	-	-		$-	-	102,689	(6)	$571,978
	6/5/2023	-	-		$-	-	60,601	(6)	$337,549
	9/28/2022	-	-		$-	-	36,375	(6)	$202,609
Brendan	9/20/2021	8,840	2,040	(5)	$30.25	9/20/2031	1,360	(6)	$7,575
O’Malley	3/1/2021	3,750	250	(5)	$58.50	3/1/2031	500	(6)	$2,785
	5/20/2020	723	-	(5)	$28.75	3/16/2030	-		$-
	3/16/2020	1,277	-	(5)	$28.75	3/16/2030	-		$-
	5/31/2019	2,200	-	(5)	$28.75	5/31/2029	-		$-

(1)	Calculated based on our closing share price on December 31, 2024 of $5.57.

(2)	Dr. Seshadri’s options to purchase shares of Common Stock will vest in the following periods: 12,000 options at $22.75 per share granted on October 15, 2021 will be fully vested in October 2025 and 16,000 options granted on June 1, 2021 at $42.75 per share will be fully vested in June 2025.

(3)	Dr. Seshadri’s restricted stock will vest in the following periods: 2,000 shares granted on October 15, 2021 will be fully vested in October 2025; 8,000 shares granted on June 1, 2021 will be fully vested in June 2025; 155,200 shares granted on September 28, 2022 will be fully vested in September 2026; 336,826 shares granted on June 5, 2023 will be fully vested in June 2026; and 424,000 shares granted on July 8, 2024 will be fully vested in July 2027.

(4)	Mr. Vazzano’s restricted stock will vest in the following periods: 8,000 shares granted on March 14, 2022 will be fully vested in March 2026; 12,000 shares granted on July 21, 2022 will be fully vested in July 2026; 72,750 shares granted on September 28, 2022 will be fully vested in September 2026; 141,908 shares granted on June 5, 2023 will be fully vested in June 2026; and 155,200 shares granted on July 8, 2024 will be fully vested in July 2027.

(5)	Dr. O’Malley’s options to purchase shares of Common Stock will vest in the following periods: 10,880 options granted on September 20, 2021 at $30.25 per share will be fully vested in September 2025; 4,000 options granted on March 1, 2021 at $58.50 per share will be fully vested in March 2025; 723 options granted on May 20, 2020 at $28.75 per share were fully vested in March 2024; 1,277 options granted on March 16, 2020 at $28.75 per share were fully vested in March 2024; and 2,200 options granted on May 31, 2019 at $28.75 per share were fully vested as of May 2023.

(6)	Dr. O’Malley’s restricted stock will vest in the following periods: 5,440 shares granted on September 20, 2021 will be fully vested in September 2025; 2,000 shares granted on March 1, 2021 will be fully vested in March 2025; 750 shares granted on May 20, 2020 will be fully vested in March 2024; 72,750 shares granted on September 28, 2022 will be fully vested in September 2026; 90,902 shares granted on June 5, 2023 will be fully vested in June 2026; and 102,689 shares granted on July 8, 2024 will be fully vested in July 2027.

13

Equity Award Grant Practices

The Compensation Committee is generally responsible for approving grants of stock options and other stock and stock-based awards, except to the extent that the terms of the applicable equity plan require administration by the full Board or, to the extent permitted by and consistent with applicable law and the provisions of the applicable equity plan, to the extent the Compensation Committee has delegated to the Chief Executive Officer the power to approve the grant of stock options or other stock or stock-based awards to employees of the Company or any subsidiary of the Company who are not officers or directors of the Company. We generally aim to avoid granting equity awards including stock options (or similar awards), in anticipation of the release of material non-public information that is likely to result in changes to the price of our Common Stock, and we do not time the release of material non-public information based on stock option or other equity award grant dates. We do not currently grant stock options, stock appreciation rights, or similar option-like instruments as part of our equity compensation program. Accordingly, during the last completed fiscal year, we did not grant any stock options (or similar awards) to our NEOs during any period beginning four business days before the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K that disclosed material nonpublic information (other than a Company current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form), and ending one business day after the filing or furnishing of such reports. If stock options, stock appreciation rights, or similar option-like instruments were to be granted in the future, the Company would generally aim to avoid granting such options, stock appreciation rights, or similar option-like instruments in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Common Stock.

Compensation Pursuant to Agreements and Plans

Employment Agreements

President and Chief Executive Officer

On October 15, 2021, Dr. Seshadri was appointed President, Chief Executive Officer, and Director. In his new role as President and Chief Executive Officer, Dr. Seshadri was initially entitled to receive an annual base salary of $500,000 (which has been subsequently increased) and is eligible for an annual discretionary bonus with a target of 50% of his annual base salary. In connection with his appointment to President and Chief Executive Officer, Dr. Seshadri was granted 2,000 shares of restricted stock and options to purchase 12,000 shares of Common Stock. The options vest 25% on the one-year anniversary of the grant date and the remaining 75% vest in 36 equal monthly installments thereafter. The restricted stock will vest 25% on the one-year anniversary of the grant date and the remaining 75% vest in equal annual installments over the following 36 months. Dr. Seshadri is eligible to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent he is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion.

Under the terms of his employment agreement dated October 6, 2021, Dr. Seshadri and the Company may each terminate Dr. Seshadri’s employment for any reason upon written notice to the other party. If Dr. Seshadri’s employment is terminated by the Company other than for Cause, or by Dr. Seshadri for Good Reason (as each term is defined in his employment agreement), Dr. Seshadri will be entitled to (i) a payment equal to the sum of his base salary plus his target annual bonus opportunity, (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the 12-month period following his termination date, (iii) a pro-rata bonus for the year of termination and (iv) accelerated vesting equivalent to 12 months of continued employment from the Termination Date (disregarding such termination for such purpose) with respect to all unvested equity and any other long-term incentive awards granted to Dr. Seshadri and then outstanding on the Termination Date. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Dr. Seshadri’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates.

14

If Dr. Seshadri remains continuously employed through the date of a Change in Control (as that term is defined in his employment agreement), all outstanding equity compensation awards will become fully vested and exercisable immediately.

Chief Financial Officer

Pursuant to his employment agreement dated February 28, 2022, upon achievement of certain corporate actions effective July 2, 2022, Mr. Vazzano’s annual base salary was increased to $400,000 (which has been subsequently increased), and he was granted 12,000 restricted shares of Common Stock pursuant to the Company’s 2015 Equity Incentive Plan, with 25% vesting on each of July 21, 2023, July 21, 2024, July 21, 2025 and July 21, 2026.

Under the terms of his employment agreement, Mr. Vazzano and the Company may each terminate Mr. Vazzano’s employment for any reason upon written notice to the other party. If Mr. Vazzano’s employment is terminated by the Company other than for Cause, or by Mr. Vazzano for Good Reason (as each term is defined in his employment agreement), Mr. Vazzano will be entitled to (i) a payment equal to the sum of 12 months of his annual base salary plus 12 months of his annual target annual bonus opportunity and (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the 12-month period following his termination date. If Mr. Vazzano’s employment is terminated by the Company other than for Cause, or by Mr. Vazzano for Good Reason (as each term is defined in his employment agreement) within 12 months following a Change of Control, Mr. Vazzano will be entitled to (i) a payment equal to the sum of 12 months of his annual base salary plus 12 months of his annual target annual bonus opportunity and (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the 12-month period following his termination date. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Mr. Vazzano’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates.

If Mr. Vazzano remains continuously employed through the date of a Change in Control (as that term is defined in his employment agreement), all outstanding equity compensation awards will become fully vested and exercisable immediately.

General Counsel

Dr. O’Malley joined Abeona in 2019 as Chief IP Counsel. He was entitled to an annual base salary of $321,000, effective January 1, 2021 (which has been subsequently increased) and a target annual bonus opportunity equal to 35% of his base salary. On September 20, 2021, Dr. O’Malley was appointed SVP, General Counsel. The amount of the annual bonus actually paid depended on the extent to which the performance goals are achieved or exceeded as determined by the Board. Dr. O’Malley is eligible to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent he is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion.

Under the terms of his employment agreement dated September 16, 2021, Dr. O’Malley and the Company may each terminate Dr. O’Malley’s employment for any reason upon written notice to the other party. If Dr. O’Malley’s employment is terminated by the Company other than for Cause, or by Dr. O’Malley for Good Reason (as each term is defined in his employment agreement), Dr. O’Malley will be entitled to (i) a payment equal to the sum of 12 months of his annual base salary plus 12 months of his annual target annual bonus opportunity and (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the 12-month period following his termination date. If Dr. O’Malley’s employment is terminated by the Company other than for Cause, or by Dr. O’Malley for Good Reason (as each term is defined in his employment agreement) within 12-months following a Change of Control, Dr. O’Malley will be entitled to (i) a payment equal to the sum of 12 months of his annual base salary plus 12 months of his annual target annual bonus opportunity and (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the 12-month period following his termination date. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Dr. O’Malley’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates.

If Dr. O’Malley remains continuously employed through the date of a Change in Control (as that term is defined in his employment agreement), all outstanding equity compensation awards will become fully vested and exercisable immediately.

Retirement Benefits

The Company’s executives are provided usual and customary retirement benefits available to all employees. These include a 401(k) plan, life insurance, accidental death and dismemberment insurance, medical and dental insurance, vision insurance, long-term disability insurance and a Company-sponsored pension plan. We provide matching contributions under our 401(k) plan to all employees, including the NEOs.

Compensation Committee Discussion on Executive Compensation

The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s directors and named executive officers, including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans. The Compensation Committee charter can be found on our website at www.abeonatherapeutics.com under “Investors & Media—Corporate Governance—Governance Documents.”

15

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure, as it applies to smaller reporting companies, regarding executive “Compensation Actually Paid” (“CAP”), as calculated under applicable SEC rules, for our principal executive officer(s) (“PEO(s)”) and our other named executive officers (“non-PEO NEOs”) and certain financial performance measures for the fiscal years ended December 31, 2024, 2023 and 2022.

In determining the CAP to our PEO(s) and the CAP to our non-PEO NEOs, we are required to make various adjustments to the total compensation amounts that have been reported in the Summary Compensation Table (“SCT”), as the SEC’s valuation methods for this section differ from those required in the SCT. Information regarding the methodology for calculating CAP to our PEO(s) and the CAP to our non-PEO NEOs, including details regarding the amounts that were deducted from, and added to, the SCT totals to arrive at the values presented for CAP, are provided in the footnotes to the table. Note that for non-PEO NEOs, compensation is reported as an average.

The Company is a smaller reporting company and is not required to disclose the total shareholder return for our peer group or to disclose the company-selected measure or the tabular list of our most important financial performance measures.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)	Total Shareholder Return	Net Loss (in thousands)
2024	$3,506,708	$3,988,235	$1,452,218	$1,622,252	$66.11	$(63,734)
2023	$2,847,442	$3,458,338	$1,331,015	$1,588,304	$59.47	$(54,188)
2022	$1,499,816	$1,304,561	$656,543	$513,329	$36.56	$(39,696)

(1)	Deductions from, and additions to, total compensation as reported in the SCT by year to calculate CAP include:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO

Year	2024
Summary Compensation Table Total	$3,506,708
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(2,035,200)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$2,361,680
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$172,195
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(17,149)
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0
Compensation Actually Paid	$3,988,235

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Non-PEO NEOs

Year	2024
Summary Compensation Table Total	$1,452,218
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(618,934)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$718,221
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$67,555
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$3,191
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0
Compensation Actually Paid	$1,622,252

16

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between the average Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between the average Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

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PROPOSALS TO BE VOTED UPON

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws presently provide that our Board shall consist of between three to 15 members, shall be divided into three classes as nearly equal in number as possible, and that each director shall serve for a term of three years and until his/her successor is elected and qualified or until his/her earlier resignation, death or removal. By resolution, the Board has set the number of its directors at nine directors. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of nine members.

Mr. Alvino, Ms. Charles, and Mr. Wuchterl are Class 3 directors with their terms set to expire at the Annual Meeting.

Dr. Amoroso, Ms. Silverstein, and Dr. Zeiher are Class 1 directors with their terms set to expire at the annual meeting of stockholders in 2026.

Dr. Alland, Dr. Crombez, and Mr. Seshadri are Class 2 directors with their terms set to expire at the annual meeting of stockholders in 2027.

Nominees for Term Expiring at the Annual Meeting (Class 3 Directors)

Mr. Alvino, Ms. Charles, and Mr. Wuchterl are Class 3 directors standing for election to the Board for a three-year term expiring at the 2028 annual meeting of stockholders. Mr. Alvino, Ms. Charles, and Mr. Wuchterl have served as directors since 2021. Mr. Alvino’s, Ms. Charles’s, and Mr. Wuchterl’s terms will expire at the Annual Meeting. If elected at the Annual Meeting, they will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2028. Mr. Alvino, Ms. Charles, and Mr. Wuchterl exemplify how our Board values professional experience in business and the pharmaceutical industry, as well as strong moral character. It is this strong and unique background and sets of skills that our Board believes provide it, as a whole, with a strong foundation of technical expertise.

There is no family relationship among any of the directors or officers. The nominees have each consented to serve as a director and the Board has no reason to believe that they will be unavailable for such service.

Business and Experience of the Nominee for Director

Mark J. Alvino, 57, became a director on March 26, 2021 and currently serves as Chair of the Compensation Committee and Chair of the Audit Committee. Mr. Alvino had previously served as a member of our Board from March 2006 through April 15, 2020. Since October 2014, Mr. Alvino is currently President of Hudson Square Capital LLC, since October 2014. From 2013 to October 2014, Mr. Alvino was leading the Life Sciences efforts of Bradley Woods & Co. Ltd. Mr. Alvino was Managing Director for Griffin Securities from 2007 to 2013. He previously worked at Feinstein Kean Healthcare (an Ogilvy Public Relations Worldwide Company,) where he was Senior Vice President, responsible for managing both investor and corporate communications programs for many private and public companies and acted as senior counsel throughout the agency’s network of offices. Prior to working at Feinstein Kean Healthcare, Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. His base of clients included medical devices, biotechnology, and e-healthcare companies. Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallman & Co. and Martin Simpson & Co. Mr. Alvino’s qualifications to serve on our Board include his leadership skills and his experience in the areas of financial management and business strategy in the biopharmaceutical field.

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Faith L. Charles, 63, became a director on March 26, 2021 and currently serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee. Ms. Charles has been a corporate transactions and securities partner at the law firm of Thompson Hine, LLP, since 2010. She leads Thompson Hine’s Life Sciences practice and co-heads the securities practice, advising public and emerging biotech and pharmaceutical companies in the U.S. and internationally. Ms. Charles negotiates complex private and public financing transactions, mergers and acquisitions, licensing transactions and strategic collaborations. She serves as outside counsel to a myriad of life sciences companies and is known in the industry as an astute business advisor, providing valuable insights into capital markets, corporate governance and strategic development. Since May 2022, she has served on the Board of Directors and a member of the Audit Committee of Avenue Therapeutics, Inc., a publicly-traded biotechnology company. From December 2022 to the present, she also serves on the Board of Directors of CNS Pharmaceuticals, Inc., also a publicly-traded biotechnology company. From September 2023 to the present, Ms. Charles serves on the Board of Directors and also is the Chair of the Compensation Committee and a member of the Nominating Governing Committee, of Conduit Pharmaceuticals, a publicly-traded biotechnology company. From 2018 until October 2021, Ms. Charles served on the board of directors and as a member of the audit committee and chair of the compensation committee of Entera Bio, a publicly-traded biotechnology company. She also serves on the Board of Directors of several private life science companies. Ms. Charles founded the Women in Bio Metro New York chapter and chaired the chapter for five years. She currently serves on the national board of Women in Bio. Ms. Charles is also a member of the board of Red Door Community (formerly Gilda’s Club New York City.) She has been recognized as a Life Sciences Star by Euromoney’s LMG Life Sciences, has been named a BTI Client Service All-Star, and was named by Crain’s New York Business to the list of 2020 Notable Women in the Law. Ms. Charles holds a JD degree from The George Washington University Law School and a B.A. in Psychology from Barnard College, Columbia University. Ms. Charles is a graduate of Women in Bio’s Boardroom Ready Program, an Executive Education Program taught by The George Washington University School of Business. Ms. Charles’ qualifications to serve on our Board include her leadership skills and her vast legal experience representing companies in the biotech and pharmaceutical field.

Donald A. Wuchterl, 55, became a director on April 14, 2021 and currently serves as member of the Nominating and Corporate Governance Committee and the Audit Committee. Since August 2022, Mr. Wuchterl has provided consulting services on Chemistry, Manufacturing and Controls (CMC) and Technical Operations executive leadership services to several pre-clinical gene therapy companies. From April 2021 to August 2022, Mr. Wuchterl served as Senior Vice President and Chief Manufacturing Officer at T-knife Therapeutics, a next-generation T-cell receptor company developing innovative therapeutics for the benefit of solid tumor patients where he is responsible for all Chemistry, Manufacturing and Controls (“CMC”) functions. From 2016 to 2021, Mr. Wuchterl served as Senior Vice President, Technical Operations and Quality at Audentes Therapeutics (an Astellas company), a gene therapy company focused on developing and commercializing innovative products for patients living with serious, life-threatening rare neuromuscular diseases. From 2012 to 2016, Mr. Wuchterl served as Senior Vice President and Chief Operating Officer at Cytovance Biologics, a leading biopharmaceutical contract manufacturing company. Prior to Cytovance, Mr. Wuchterl held positions of increasing responsibility with Dendreon, Shire HGT, Amgen, Biogen Idec and Roche. Mr. Wuchterl has a B.S. in Business Administration from Colorado Technical University and an M.B.A. from Fitchburg State University. Mr. Wuchterl’s qualifications to serve on Abeona’s Board include his over 30 years of experience in the life sciences industries, with senior roles in operations and CMC across several different product types. He also brings significant experience building out and leading new current Good Manufacturing Practice (“cGMP”) organizations and facilities.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate’s election.

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Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director’s performance on the Board and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the committee takes into account a number of factors, including:

●	Independence from management;

●	Age, gender and ethnic background;

●	Relevant business experience;

●	Judgment, skill and integrity;

●	Existing commitments to other businesses;

●	Potential conflicts of interest;

●	Corporate governance background;

●	Financial and accounting background;

●	Executive compensation background; and

●	Size and composition of the existing Board.

The Nominating and Corporate Governance Committee will consider additional candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Nominating and Corporate Governance Committee. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 6555 Carnegie Ave., 4th Floor, Cleveland, OH 44103. When submitting candidates for nomination to be elected at the Company’s annual meeting of stockholders, stockholders must follow the notice procedures, which are described under the heading “Submission of Nominations and Proposals for the 2026 Annual Meeting” and include the following:

●	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;

●	The number of shares of Company capital stock owned by the stockholder as of the record date for the applicable annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

●	The name, age and address of the candidate;

●	A description of the candidate’s business and educational experience;

●	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;

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●	Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

●	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;

●	A description of any relationship or understanding between the stockholder and the candidate;

●	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;

●	A statement as to whether the director is independent under applicable SEC and Nasdaq rules; and

●	Such other information regarding each nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

In addition, pursuant to a Director Designation Agreement dated as of November 15, 2007, for as long as SCO Capital Partners LLC (“SCO Capital”), and its affiliates hold at least 20% of the Company’s Common Stock issued upon conversion of the shares of Series A Stock issued in connection with the Company’s 2007 note exchange, (a) SCO Capital shall have the right, from time to time, to designate two individuals, in the sole discretion of SCO Capital, to serve as directors of the Company (the “SCO Director Designees”), (b) the Company shall use its best efforts at all times to cause the number of directors to be fixed at a sufficient number such that at least two positions shall be available for the SCO Director Designees (the “SCO Board Seats”), (c) the Company shall use its best efforts to cause the SCO Director Designees to be nominated and elected for service as directors of the Company at each meeting of the Company’s stockholders held for the purpose of electing directors and (d) if at any time, or from time to time, one or more of the SCO Board Seats is or becomes vacant for any reason prior to the next annual meeting of stockholders, the Company shall use its best efforts to cause such vacancy to be filled with an SCO Director Designee.

For Proposal 1, each nominee will be elected upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the Proposal. For Proposal 1, stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 1.

The Board recommends that the stockholders vote “FOR” each of the nominees.

Information with Respect to Other Directors

Directors Whose Terms Expire at the Annual Meeting in 2026 (Class 1 Directors)

Michael Amoroso, 47, has been Chairman of the Board since October 15, 2021 and has been a director since March 19, 2021. Mr. Amoroso served as our President and Chief Executive Officer from March 19, 2021 to October 15, 2021. Mr. Amoroso joined Abeona on July 9, 2020 as Chief Commercial Officer and was promoted to Chief Operating Officer on November 1, 2020. Since October 15, 2021, Mr. Amoroso has served as President and Chief Executive Officer of Precision BioSciences, Inc., a clinical stage biotechnology company dedicated to improving life with its novel and proprietary ARCUS genome editing platform. From August 2018 to January 2020, he served as Senior Vice President and Head of Worldwide Commercial Operations for Cell Therapy at Kite (a Gilead company), where he led all operations and functions charged with bringing the first wide-spread chimeric antigen receptor T-cell (“CAR T-cell”) therapy, YESCARTA®, to major world markets while also preparing the organization for its future cell therapy pipeline. Prior to his time at Kite, Mr. Amoroso served in senior level executive positions at Eisai Inc. from October 2017 to August 2018, Celgene Corporation (now a subsidiary of Bristol-Myers Squibb) from January 2011 to October 2017 and Aventis (now Sanofi) from 2001 to 2011. Mr. Amoroso has worked with companies in the small molecules, biologics, and cell and gene therapies space across large, medium, and small capitalization companies with his deepest areas of expertise in rare, oncological diseases. Mr. Amoroso earned his Executive M.B.A. in Management from the Stern School of Business, New York University, and his B.A. in Biological Sciences, summa cum laude, from Rider University. Mr. Amoroso’s qualifications to serve on our Board include his extensive experience in leading teams, both directly and indirectly, across clinical development, regulatory and medical affairs, corporate affairs, and commercial affairs, both in the U.S. and globally, with direct operational experience in various pharmaceutical companies.

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Christine Silverstein, 42, became a director in March 2020. Ms. Silverstein currently serves as Chief Financial Officer of Artios Pharma Ltd, a clinical-stage biotech company led by pioneers of DNA damage response (“DDR”) drug development, a position she joined since February 2024. From May 2021 to January 2024, Ms. Silverstein served as Chief Financial Officer of Excision Biotherapeutics, Inc., a clinical-stage biotechnology company developing CRISPR-based therapies intended to cure viral infectious diseases. From July 2020 to January 2021, Ms. Silverstein served as Chief Financial Officer of Emendo Biotherapeutics, a next generation gene-editing company that was acquired in December 2020 by AnGes, Inc., a biopharmaceutical company focused on gene-based medicines. Ms. Silverstein previously operated in various senior executive corporate finance roles within Abeona, including Chief Financial Officer from January 2019 to March 2020, Senior Vice President, Finance & Strategy from May 2018 to December 2018 and Vice President, Finance & Investor Relations from April 2016 to May 2018. Prior to joining Abeona in 2016, from 2014 to 2016, she served as Head of Investor Relations at Relmada Therapeutics, Inc., a late-stage biotechnology company addressing diseases of the central nervous system. Ms. Silverstein previously served in senior executive roles within a biotechnology venture fund and various capital markets advisory firms. Ms. Silverstein began her career in the financial services as an investment advisor at Royal Alliance Associates before moving to the biotechnology industry. Ms. Silverstein also serves on the Board of Directors of Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders. A member of CHIEF, Deloitte’s Chief Financial Officer Program, Women in Bio and the National Investor Relations Institute, Ms. Silverstein holds a B.S. from the Peter Tobin College of Business at St. John’s University and earned various accreditations from FINRA. Ms. Silverstein’s qualifications to serve on our Board include her extensive corporate strategic planning, capital markets and capital raising expertise, business development, compliance and crisis management experience.

Bernhardt G. Zeiher, M.D., became a director on August 8, 2024. Dr. Zeiher brings more than 20 years of drug development experience where, in his various roles, he oversaw the approval of 15 new treatments that addressed people’s unmet needs in serious diseases with few to no treatment options. Most recently, he served as Chief Medical Officer (“CMO”) of Astellas Pharma, where he led early- and late-stage drug development, medical and regulatory affairs, pharmacovigilance, and quality assurance. Dr. Zeiher is a recognized industry leader who spent more than 10 years at Astellas Pharma, holding multiple roles of increasing responsibility in the drug development division, leading up to his role as CMO from 2018 to 2022. Prior to his time at Astellas, Dr. Zeiher held various roles leading drug development at other pharmaceutical companies including Pfizer, Eli Lilly and Company, and Merck. Dr. Zeiher also practiced medicine at a tertiary medical center in Indianapolis and has held a range of board appointments since 2014, including positions at PhRMA Biomedical Advisory Committee, TransCelerate Biopharma, Biotechnology Innovation Organization, and Astellas Global Health Foundation In 2023, he was appointed to the Entrada Therapeutics Board of Directors, where he is a member of the Compensation Committee. In 2024, he was appointed to the Amylyx Pharmaceuticals Board of Directors, where he is chair of the Science and Technology Committee and serves on the Nominating and Governance Committee. Dr. Zeiher received a B.S. in biology from the University of Toledo and an MD from Case Western Reserve University School of Medicine. He completed his internal medicine residency and chief residency at University Hospitals of Cleveland and then finished his physician training as a Pulmonary and Critical Care Fellow at University of Iowa Hospitals and Clinics.

Directors Whose Terms Expire at the Annual Meeting in 2027 (Class 2 Directors)

Leila Alland, M.D., 62, became a director on April 14, 2021 and currently serves as a member of the Nominating and Corporate Governance Committee and of the Compensation Committee. Dr. Alland, a pediatric hematologist-oncologist and accomplished physician-scientist, has been working in the biopharmaceutical industry since 2001 to bring novel therapies to patients. Dr. Alland currently serves as a consultant medical advisor to multiple biotechnology companies. From December 2019 to 2023, she served as Chief Medical Officer of PMV Pharmaceuticals, Inc., a Nasdaq-listed precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53 mutants. From March 2018 to November 2019, Dr. Alland served as Chief Medical Officer of Affimed, a clinical-stage immuno-oncology company, and, from January 2016 to March 2018, Dr. Alland served as Chief Medical Officer of Tarveda Therapeutics, a clinical stage precision oncology company. Dr. Alland also held leadership positions at AstraZeneca, Bristol-Myers Squibb, Novartis, and Schering-Plough, where she worked on a broad range of oncology products from early to late stage development and contributed to multiple successful drug approvals. Dr. Alland obtained her medical degree from New York University School of Medicine and her B.A. in Biology from the University of Pennsylvania. She completed her residency in Pediatrics at The Children’s Hospital of Philadelphia, and her fellowship in Pediatric Hematology/Oncology at The New York Hospital and Memorial Sloan-Kettering Cancer Center. From 1994 to 2000, Dr. Alland served as Assistant Professor of Pediatrics at Albert Einstein College of Medicine where she was awarded the James S. McDonnell Foundation Scholar Award and pursued basic cancer research while also caring for children with cancer and blood disorders. Dr. Alland is a Director on the Board of Radiopharm Theranostics. Dr. Alland is a member of the Scientific Advisory Council of Columbia University’s Center for Radiological Research, and serves as a scientific reviewer for the Cancer Prevention and Research Institute of Texas. Dr. Alland’s qualifications to serve on our Board include her leadership skills and her vast medical and scientific experience serving companies in the biotech and pharmaceutical field.

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Eric Crombez, M.D., became a director on August 8, 2024 and currently serves as Chief Medical Officer and Executive Vice President of Ultragenyx. In this role, Dr. Crombez is responsible for strategic leadership of the clinical development and translational research programs and oversees global development functions including Clinical Development, ClinicalOperations, BioMetrics, Endpoint Development and Strategy, Regulatory Affairs and Drug Safety/Pharmacovigilance. Previously, at Dimension Therapeutics, Dr. Crombez served as Chief Medical Officer and led the clinical development efforts for clinical gene therapy programs in hemophilia B, hemophilia A, ornithine transcarbamylase (OTC) deficiency and glycogen storage disease type Ia (GSDIa). Previously, he worked at Shire in its Human Genetics Therapy business unit. Before joining industry, he was assistant professor, Department of Pediatrics, Division of Medical Genetics at the David Geffen School of Medicine at the University of California, Los Angeles (UCLA). Dr. Crombez is also currently an independent Board member for Epicrispir Biotechnologies. Dr. Crombez is a board-certified clinical geneticist and completed residencies in pediatrics and medical genetics and a fellowship in clinical biochemical genetics at the UCLA School of Medicine. Dr. Crombez obtained his B.S. degree in biology from the University of Michigan, Ann Arbor, and his M.D. degree from Wayne State University School of Medicine, Detroit.

Vishwas Seshadri, 49, was appointed our President, Chief Executive Officer and a director on October 15, 2021. Dr. Seshadri joined Abeona on June 1, 2021 as SVP, Head of Research and Clinical Development. Prior to joining Abeona, from October 2010 to May 2021, Dr. Seshadri served in roles of increasing responsibility at Celgene (now part of Bristol-Myers Squibb) focused on research & development and commercialization for novel therapies in hematology and oncology, most recently as Executive Director & Worldwide Brand Leader for Breyanzi® (lisocabtagene maraleucel; liso-cel), a CD19-directed chimeric antigen receptor (CAR) T-cell therapy for relapsed or refractory large B-cell lymphoma. While at Celgene, he led franchise-level marketing and the project management office for CAR T-cell commercialization and led teams supporting the successful global launch of Breyanzi. He also led development project teams for clinical development and regulatory submissions for REVLIMID (lenalidomide) in lymphoma, strategic go/no-go decisions for Avadomide and IMFINZI (durvalumab) while implementing program-wide efficiency measures, and managed post-marketing commitments for ISTODAX (romidepsin). In addition, Dr. Seshadri had held U.S. and global marketing lead roles for Abraxane in non-small cell lung cancer and pancreatic cancer. Previously, he was Head of Early-Stage Upstream Process Development for Biologics at Dr. Reddy’s Laboratories, where he led cell-line development, cGMP cell banking, characterization, and cell culture optimization for biosimilars. Dr. Seshadri completed his Ph.D. in Microbiology, Immunology & Molecular Biology and his post-doc in epigenetics at University of Arizona, and earned his M.B.A. in Finance and Healthcare from the Wharton School of the University of Pennsylvania. Dr. Seshadri’s qualifications to serve on our Board include his extensive experience across clinical development, regulatory and medical, corporate and commercial affairs, with direct operational experience in various pharmaceutical companies.

Information with Respect to Executive Officers (Other than Those Who are Also Directors)

Brendan O’Malley, J.D., Ph.D., 56, became our General Counsel on September 20, 2021. Dr. O’Malley joined Abeona in 2019 as Chief IP Counsel, bringing significant technical and legal expertise to the Abeona team. Prior to joining Abeona, he was a partner at the prominent New York patent litigation firm Fitzpatrick Cella Harper & Scinto, where he started his career as a summer associate in 2006, and then at Venable LLP, which merged with Fitzpatrick in 2018. While at Fitzpatrick and Venable, Dr. O’Malley litigated a wide variety of biopharmaceutical patent cases in the United States District Courts, at the Federal Circuit, and before the U.S. Patent and Trademark Office, negotiated numerous settlement and license agreements, and provided many patent opinions in connection with M&A due diligence in the biotech space. While attending law school at Benjamin N. Cardozo School of Law, Dr. O’Malley served as a judicial intern to Judge William H. Pauley in the U.S. District Court for the Southern District of New York. Before law school, he earned a Ph.D. in Molecular Biology & Microbiology from Tufts University School of Medicine, where he studied the role of protein-protein interactions in hepatitis virus assembly, and a B.S. degree magna cum laude from the University of Massachusetts Dartmouth.

Joseph Vazzano, 41, was appointed our Chief Financial Officer effective March 14, 2022. Before joining Abeona, Mr. Vazzano served as Chief Financial Officer of publicly-traded Avenue Therapeutics, Inc. (“Avenue”) from February 2019 to January 2022. Prior to that, he served as Avenue’s Vice President of Finance and Corporate Controller since August 2017. During his tenure at Avenue, Mr. Vazzano secured multiple equity financings for Avenue and served in a leadership role for signing a complex, two-stage acquisition of Avenue with future contingent value rights. Prior to joining Avenue, Mr. Vazzano served as Assistant Corporate Controller at publicly-traded Intercept Pharmaceuticals, Inc. from October 2016 to July 2017, where he helped grow the finance and accounting department during the company’s transition from a development-stage company to a fully integrated commercial organization. Mr. Vazzano has held various other financial roles at other publicly traded pharmaceutical companies such as Pernix Therapeutics, and NPS Pharmaceuticals. Mr. Vazzano, who is a Certified Public Accountant, began his career at KPMG LLP. Mr. Vazzano also serves on the Board of Directors and Audit Chair of Allarity Therapeutics, Inc. (Nasdaq: ALLR), a clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments. Mr. Vazzano has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New Jersey.

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PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Our executive compensation programs are designed to attract, motivate, and retain our management talent, including the named executive officers, and to reward them for strong Company performance and successful execution of our key business plans and strategies. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals and the realization of increased stockholder value. The Compensation Committee of the Board of Directors regularly reviews the Company’s compensation programs to confirm that they are achieving these goals. Please read the information under the heading “Executive Compensation” above for additional information about the compensation of our named executive officers in 2024.

We are asking our stockholders to indicate their support for our named executive officer compensation for fiscal year 2024 as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation for the most recently completed fiscal year. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices as described in this proxy statement. While this vote is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements. Accordingly, our Board recommends stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers during the fiscal year ended December 31, 2024, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

Required Vote

Proposal 2 will be approved on an advisory basis upon the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on such proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 2.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the advisory approval of the compensation of our named executive officers as set forth in this proxy statement for the Annual Meeting.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board have selected Deloitte & Touche LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2025 and have further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

A representative of Deloitte & Touche LLP is not expected to be present at the Annual Meeting but will be available to respond to appropriate questions in writing.

Ratification by stockholders is not required. If Proposal 3 is not approved by the stockholders, the Board does not plan to change the appointment for fiscal year 2025 but will consider such vote in selecting our independent registered public accounting firm for fiscal year 2026.

Information Regarding Fiscal Year 2023 Change of Independent Auditor

As reported in the Company’s Form 8-K filed October 18, 2023, following an extensive evaluation and competitive process, the Audit Committee dismissed Whitley Penn LLP and appointed Deloitte & Touche LLP as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. Whitley Penn LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2022, and the subsequent interim periods through October 18, 2023: (i) there were no disagreements between the Company and Whitley Penn LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Whitley Penn LLP’s satisfaction, would have caused Whitley Penn LLP to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company requested that Whitley Penn LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Whitley Penn LLP’s letter, dated October 17, 2023, was filed as Exhibit 16.1 to the Form 8-K filed on October 18, 2023.

During the fiscal year ended December 31, 2022 and the subsequent interim periods through October 18, 2023, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Auditor Fees

The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2024 by Deloitte & Touche LLP  and December 31, 2023 by Deloitte & Touche LLP and Whitley Penn LLP.

Types of Fees	2024	2023
Audit Fees(1)	$797,553	$673,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

(1)	Audit fees for 2024 and 2023 were for professional services rendered for: the audit of our financial statements for the fiscal year, reviews of our quarterly financial statements included in our Form 10-Q filings, amount charged by Whitley Penn LLP for providing its workpapers access to Deloitte & Touche LLP, and the issuance of consent and comfort letters in connection with registration statement filings with the Securities and Exchange Commission.

All decisions regarding the selection of an independent registered public accounting firm and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Audit Committee approved all of the services listed under the preceding captions “Audit Fees” and “Audit-Related Fees.”

Required Vote

Proposal 3 will be approved upon the affirmative vote of a majority of shares of Common Stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have the effect of a vote “AGAINST” Proposal 3. Brokers may vote on Proposal 3 absent instructions from the beneficial owner.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

25

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this proxy statement should properly come before the Annual Meeting; (ii) a person not named herein is nominated at the Annual Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this proxy statement and the form of proxy, subject to applicable laws and our Certificate of Incorporation and Bylaws, should come before the Annual Meeting; or (iv) any matters should arise incident to the conduct of the Annual Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

SUBMISSION OF NOMINATIONS AND PROPOSALS FOR THE 2026 ANNUAL MEETING

The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC as well as those contained in our Certificate of Incorporation and Bylaws. These requirements are summarized above under the heading “Nomination and Election of Directors.” A stockholder may nominate directors at the 2026 annual meeting of stockholders by submitting the nomination to the Company not later than 120 calendar days in advance of such meeting in accordance with our Certificate of Incorporation. Proposals to be included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for the 2026 annual meeting of stockholders must be received no later than December 10, 2025.

STOCKHOLDERS SHARING AN ADDRESS OR HOUSEHOLD

Only one copy of our Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless we have received instructions to the contrary from one or more of the stockholders.

We will deliver promptly upon written or oral request a separate copy of our Annual Report and proxy statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our Annual Report and proxy statement, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write to the Company at c/o Investor Relations, 6555 Carnegie Ave., 4th Floor, Cleveland, OH 44103 or call the Company at 646-813-4701.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of Abeona in person or by telephone, email or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock.

FORM 10-K

Our Annual Report is available without charge to each stockholder, upon written request to the Company at c/o Investor Relations, 6555 Carnegie Ave., 4th Floor, Cleveland, OH 44103 and is also available on our website at www.abeonatherapeutics.com under the heading “Investors & Media—SEC Filings.”

26

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ABEO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70525-P27168 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABEONA THERAPEUTICS INC.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

1. Election of three Class 3 Directors for a three-year term.

NOMINEES:	For	Against	Abstain
1a. Mark J. Alvino	☐	☐	☐
1b. Faith L. Charles	☐	☐	☐
1c. Donald A. Wuchterl	☐	☐	☐

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending December 31, 2025.	☐	☐	☐

To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF ABEONA THERAPEUTICS INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

ABEONA THERAPEUTICS INC.

Monday, May 19, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, MAY 19, 2025
The Notice of Annual Meeting, proxy statement and fiscal 2024 annual report are available at www.proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

(Please detach along perforated line and mail in the envelope provided)

V70526-P27168

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and proxy statement dated April 9, 2025, and revoking any proxy heretofore given, hereby appoints Vishwas Seshadri, Chief Executive Officer, and Joseph Vazzano, Chief Financial Officer for the Corporation or either of them, proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of Abeona Therapeutics Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Time on Monday, May 19, 2025, or any postponement or adjournment thereof via live audio webcast over the Internet at www.virtualshareholdermeeting.com/ABEO2025.

The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the Annual Meeting of Stockholders, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each of the nominees listed in Proposal 1 and "FOR" Proposals 2 and 3.

In their discretion, the named proxies are authorized to vote on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof as set forth in the proxy statement.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.